UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2011
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Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 7.01 Regulation FD Disclosure.

On June 6, 2011, we issued a press release updating our full-year 2011 guidance as set forth below. The text of the press release is furnished herewith as Exhibit 99.1.

In connection with the completion of several material transactions not reflected in our previously provided full-year 2011 FFO guidance, we are updating our full-year 2011 guidance. These transactions include the earlier announced amendment to our $200.0 million secured credit facility and the issuance in early May of 11,117,500 shares of our common stock for approximately $156.7 million (after underwriter discount) via a public offering and concurrent private placement. Approximately $81.0 million of the offering proceeds was used to repay indebtedness under our revolving secured credit facility, and another $14.3 million of the offering proceeds was used on June 1, 2011 to repay project financing relating to our Tierrasanta project. The remaining offering proceeds continue to be available for general corporate purposes and to fund future acquisitions. In light of this recent activity, we are revising our full-year 2011 FFO guidance to a range of $0.99 to $1.04 per diluted share. This guidance includes the impact of this recent activity.

As with the previously provided guidance, the estimates include all prior acquisition and related financing activity, including the acquisition and financing of Rincon Center, which we completed on April 29, 2011. This guidance also reflects our FFO for the three months ended March 31, 2011 of $0.34 per diluted share (based on the fully diluted weighted average common shares and units outstanding for the first quarter), which includes $0.08 per diluted share from an early lease termination payment and write-off of the straight-line rent receivable and lease buy-out cost asset associated with a single-floor tenant at our City Plaza project. The guidance also includes $0.02 per diluted share from the anticipated acquisition of 625 Second Street in San Francisco, which we recently signed a purchase contract to acquire within the third quarter of this year, subject to completing the assumption of existing project financing for that property. The estimates reflect management's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this release, but otherwise exclude any impact from future acquisitions, dispositions, debt financings or repayments, recapitalizations, capital market activity, or similar matters.

Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect our good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 24, 2011, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.
The information being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated June 6, 2011.
Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: June 6, 2011	By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated June 6, 2011.